UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Veritex Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2018

To the shareholders of Veritex Holdings, Inc.:
The 2018 annual meeting of shareholders (the “Annual Meeting”) of Veritex Holdings, Inc. (the “Company”) will be held on Tuesday, May 15, 2018, at 5:00 p.m., Central Time, at the Company’s corporate headquarters at 8214 Westchester Drive, Suite 400, Dallas, Texas, for the following purposes:

1.	Election of ten directors of the Company;

2.	Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018; and

3.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.
Only shareholders of record at the close of business on March 26, 2018 will be entitled to receive notice of and to vote at the Annual Meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the Annual Meeting. This list also will be available to shareholders at the Annual Meeting.

By Order of the Board of Directors, C. Malcolm Holland, III Chairman of the Board and Chief Executive Officer
Dallas, Texas
April 3, 2018
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders To Be Held on May 15, 2018: This proxy statement, the notice of the meeting, a form of proxy card and our 2017 Annual Report are available at www.veritexbank.com/proxymaterials.

Your Vote is Important
A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting—May I change my vote after I have submitted my proxy card?” for more information on how to vote your shares or revoke your proxy.

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VERITEX HOLDINGS, INC.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225

PROXY STATEMENT FOR
2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2018

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “Veritex” refer to Veritex Holdings, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refers to Veritex Community Bank, a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our common stock, par value $0.01 per share (the “common stock”).
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2018 annual meeting of shareholders of the Company to be held on Tuesday, May 15, 2018 at 5:00 p.m., Central Time, at 8214 Westchester Drive, Dallas, Texas, Suite 400, and any adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the annual report to shareholders on Form 10-K for the year ended December 31, 2017, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about April 3, 2018. You should read the entire proxy statement carefully before voting.
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders To Be Held on May 15, 2018
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.veritexbank.com/proxymaterials.

ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting is scheduled to take place at 5:00 p.m., Central Time, on Tuesday, May 15, 2018, at Veritex’s corporate headquarters located at 8214 Westchester Drive, Suite 400, Dallas, Texas 75225.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•	Proposal 1. Election of ten directors of the Company; and

•	Proposal 2. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018.
Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment thereof.
Who are the nominees for directors?
The following ten (10) persons have been nominated for election:
C. Malcolm Holland, III
William C. Murphy
Pat S. Bolin
April Box
Blake Bozman
Ned N. Fleming, III
Mark C. Griege
Gordon Huddleston
Gregory B. Morrison
John T. Sughrue
Each of Messrs.  Kowalski, Falgout and Mastor are not to standing for re-election, but will continue to serve as directors until their respective terms end at the conclusion of the Annual Meeting. Mr. Kowalski has served on our Board of Directors since 2013, and Messrs. Falgout and Mastor served on our Board during the year ended 2017, joining in connection with the acquisition of Sovereign Bancshares, Inc. The Company thanks Messrs. Kowalski, Falgout and Mastor for their dedicated service to the Company.
Who is entitled to vote at the Annual Meeting?
The holders of record of the Company’s outstanding common stock on March 26, 2018, which is the date that the Board has fixed as the record date for the Annual Meeting (the “record date”), are entitled to vote at the Annual Meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
How do I vote?
You may vote your shares of common stock either in person at the Annual Meeting or by proxy. The process for voting your shares depends on how your shares are held as described below.
Stockholders of Record: Shares Registered in Your Name
If you are a record holder on the record date for the Annual Meeting, you may vote by proxy or you may attend the Annual Meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you have two ways to vote:

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indicate on the proxy card(s) applicable to your common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting; or

•	go to the website www.cstproxyvote.com and follow the instructions for Internet voting on that website.
The Company must receive your proxy card by no later than the time the polls close for voting at the Annual Meeting for your vote to be counted at the Annual Meeting. Please note that Internet voting will close at 6:00 p.m., Central Time, on May 14, 2018.
Voting your shares by proxy will enable your shares of common stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares in person.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to the ratification of the appointment of Grant Thornton LLP (Proposal 2). If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your proxy card or voting instruction card.
To vote the shares that you hold in “street name” in person at the Annual Meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the Annual Meeting. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. This proxy statement and the proxy card have been sent directly to you by Continental Stock Transfer & Trust Company at the Company’s request.
If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.
What constitutes a quorum for the Annual Meeting?
The holders of at least a majority of the outstanding shares of common stock on the record date must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. On the record date, 24,147,533 shares of common stock were outstanding.
What is a broker non-vote?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to election of directors to our Board (Proposal 1).

What is “householding” and how does it affect me?
With respect to eligible shareholders who share a single address, we are sending only one copy of the notice and proxy statement to that address unless we have received instructions to the contrary from any shareholder at that address. Eligible shareholders will continue to have access to and receive separate proxy cards. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, a shareholder of record residing at such address who wishes to receive a separate copy of the notice and proxy statement in the future may contact the Company by mail at Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, Attn: Corporate Secretary, or by phone at (972)-349-6200. Eligible shareholders of record receiving multiple copies of the notice and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the bank, broker or other nominee.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:
Proposal 1—FOR the election of all of the nominees for director; and
Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP.
How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
Proposal 1—FOR the election of all of the nominees for director; and
Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP.
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of Grant Thornton LLP (Proposal 2).
What are my choices when voting?
In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of Grant Thornton LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.
May I change my vote after I have submitted my proxy card?
Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:

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delivering to the Company prior to the Annual Meeting a written notice of revocation addressed to: Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225 Attn: Corporate Secretary;

•
completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

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logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card before the Internet voting deadline of 6:00 p.m., Central time, on May 14, 2018; or

•	attending the Annual Meeting and voting in person, and any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.
If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.
What percentage of the vote is required to approve each proposal?
The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the director nominees (Proposal 1). Therefore, the ten director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.
The ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.
How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees (Proposal 1). Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm (Proposal 2).
What are the solicitation expenses and who pays the cost of this proxy solicitation?
Our Board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or through other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.
Are there any other matters to be acted upon at the Annual Meeting?
Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
Where can I find voting results?
The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting.
How can I communicate with the Board?
To communicate with the Board, shareholders should submit their comments by sending written correspondence via mail or courier to Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, Attn: Corporate Secretary; or via email at scaudle@veritexbank.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the Board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS
Number of Directors; Term of Office
The Company’s bylaws currently provide that the number of directors which shall constitute the whole Board of Directors, which shall not be less than three, shall be determined from time to time by a resolution adopted by a majority of the Board of Directors; provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors. Each director shall hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.
Our Board has nominated ten (10) nominees to be elected at the Annual Meeting. The ten (10) director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.
If elected, all nominees will serve for a term commencing on the date of the Annual Meeting and continuing until the 2019 annual meeting of shareholders or until each person’s successor is duly elected and qualified. Each nominee has agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees. Each of the foregoing nominees is currently serving as a director of the Company.
Nominees for Election
The following table sets forth the name, age, and positions with the Company for each nominee for election as a director of the Company:

Name of Nominee	Age	Position(s)	Director Since
C. Malcolm Holland, III	58	Chairman of the Board and Chief Executive Officer	2009
William C. Murphy	68	Vice Chairman	2011
Pat S. Bolin(1)(2)	67	Director	2011
April Box(3)	54	Director	2017
Blake Bozman(1)(2)	47	Director	2009
Ned N. Fleming, III(1)(3)	57	Director	2017
Mark C. Griege(2)	59	Director	2009
Gordon Huddleston	35	Director	2017
Gregory B. Morrison(1)	58	Director	2017
John T. Sughrue(3)	57	Director	2009
________________________
(1) Member, Audit Committee
(2) Member, Compensation Committee
(3) Member, Corporate Governance and Nominating Committee
C. Malcolm Holland, III.    C. Malcolm Holland, III founded the Company and has been our Chairman of the Board and Chief Executive Officer since 2009 and the Chairman of the Board, Chief Executive Officer and President of the Bank since its inception in 2010. Prior to his service at Veritex, Mr. Holland served in various analyst, lending and executive management positions serving the Dallas banking market from 1982 to 2009. Mr. Holland is a past president of the Texas Golf Association and served on the Executive Committee of the United States Golf Association from 2013 through 2016. Mr. Holland is an active member and chairman of the business advisory committee of Watermark Community Church and currently serves as a board member for Cannae Holdings, Inc. He has served as chairman of the College Golf Fellowship from 2002 to 2013. Mr. Holland received his Bachelor of Business Administration from Southern Methodist University in 1982. With over 35 years of banking experience in the Dallas metropolitan area, Mr. Holland’s extensive business and banking experience and his community involvement and leadership skills qualify him to serve on our Board and as Chairman.
William C. Murphy.    William C. Murphy has served as the Vice Chairman of both the Company and the Bank since 2011 and actively participates in the execution of our business strategy and assists in the credit review process. Prior to his service at Veritex, Mr. Murphy served in various executive management positions serving the Dallas banking market from 1988 to 2011. Mr. Murphy serves on the board of Eagle Oil & Gas Co., a private independent oil and gas company. Mr. Murphy received a Bachelor of Business Administration in accounting from Southern Methodist University in 1971 and a Masters of Business Administration from Southern Methodist University in 1973. With over 40 years of banking experience in the Dallas metropolitan area, Mr. Murphy’s perspective, knowledge and extensive community relationships qualify him to serve on our Board and as Vice Chairman.
Pat S. Bolin.    Pat S. Bolin joined our Board in March 2011 upon our acquisition of Fidelity Bank of Dallas. Mr. Bolin is the Executive Chairman of the Board of Eagle Oil & Gas Co., a private independent oil and gas company based in Dallas founded by Mr. Bolin in 1976. Mr. Bolin began his professional career as a landman for Mitchell Energy Corp. in 1973. Mr. Bolin currently serves on the board of directors of Fidelity Bank, Wichita Falls, Texas and its holding company, FB Bancshares, Inc. Mr. Bolin received a Bachelor of Arts in Psychology from Southern Methodist University in 1973. Mr. Bolin’s diverse business and community banking experience along with his community involvement qualify him to serve on our Board.
April Box.  April Box has served on our Board since 2017. Ms. Box has served on the Bank’s board of directors since December 2016. From 2002 to 2016, Ms. Box served as the President and Chief Executive Officer of Methodist Health System Foundation and Senior Vice president of external affairs for Methodist Health System. Ms. Box holds a Bachelor of Arts degree from Rhodes College, Memphis, Tennessee, and a Master of Liberal Arts degree from Southern Methodist University in Dallas, Texas. Ms. Box’s significant experience and leadership at Methodist Health System Foundation and her perspective and knowledge of the Dallas market qualify her to serve on our Board.
Blake Bozman.    Blake Bozman has served on our Board since September 2009. Mr. Bozman is a Managing Director of Freedom Truck Finance, a secondary truck finance company based in Dallas. Mr. Bozman oversees the operations of Prattco International, Inc., a family-owned business specializing in real estate investments and purchasing oil and gas properties. From 1995 to 2006, Mr. Bozman was with Drive Financial Services, a consumer finance company focused on sub-prime auto finance, which he co-founded in 1995 and served as Executive Vice President of Sales and Originations. Mr. Bozman received a Bachelor of Arts in Marketing from Southern Methodist University in 1993. Mr. Bozman’s business experience, particularly in the consumer financial services industry, qualifies him to serve on our Board.
 Ned N. Fleming, III.     Mr. Fleming served on our Board from 2010 to 2013 and as a board observer from 2013 to 2016. Mr. Fleming has rejoined our Board and has served as a director since 2017. Mr. Fleming is a founder and Managing Partner of SunTx Capital Partners. He serves as Chairman of Construction Partners, NationsBuilders Insurance Services, Ranger Offshore. Prior to SunTx Capital Partners, Mr. Fleming held various executive management positions with publicly traded companies, private investment firms and management consulting. Mr. Fleming holds a Master of Business Administration with distinction from Harvard Business School and a Bachelor of Arts in Political Science from Stanford University. His significant financial expertise and leadership of SunTx Capital Partners and business experience with a publicly traded company qualifies him to serve on our Board.
Mark C. Griege.    Mark C. Griege has served on our Board since 2009. Mr. Griege is the Chief Executive Officer at RGT Wealth Advisors, a large independent wealth management firm based in Dallas, which he co-founded in 1985. Mr. Griege received a Bachelor of Business Administration from Southern Methodist University in 1981, and a Juris Doctor from the University of Texas School of Law in 1985. His significant experience and leadership at RGT Wealth Advisors brings perspective and knowledge to our board regarding a variety of investments and businesses qualifies him to serve on our Board.
Gordon Huddleston.     Gordon Huddleston has served on our Board since 2017. Mr. Huddleston has served on the Bank’s board of directors since 2012. Mr. Huddleston is a Partner of Aethon Energy and has served as Co-President since 2013.  From 2010 to September 2013, Mr. Huddleston served as Aethon’s Chief Investment Officer. Mr. Huddleston currently serves on the Maguire Energy Institute Dallas Council at Southern Methodist University Cox School of Business. Mr. Huddleston graduated from Vanderbilt University with a B.S. in Engineering Science. His business experience and leadership at Aethon Energy qualifies him to serve on our Board.
Gregory B. Morrison.    Gregory B. Morrison has served on our board since 2017. Mr. Morrison has served on the Bank’s board of directors since December 2016. Mr. Morrison is the Chief Information Officer of Cox Enterprises, Inc. and is responsible for all facets of the corporation’s information systems and transaction processing requirements. From 1989 to 2002, Mr. Morrison served as Vice President of Information at Prudential Financial, Inc. From January to November 2000, Mr. Morrison served as Chief Operating Officer for ReaIEstate.com. Mr. Morrison earned his bachelor’s degree from South Carolina State University in math and physics, and a master’s degree in industrial engineering from Northwestern University. Mr. Morrison’s significant leadership and technical experience as Chief Operating Officer of Cox Enterprises qualifies him to serve on our Board.

John T. Sughrue.    John T. Sughrue has served as a director of the Company since 2009. Mr. Sughrue currently serves as the Chairman of FIG Enterprises, Inc., the parent company of the Fashion Industry Gallery, a boutique wholesale venue for the fashion retail trade. Mr. Sughrue also serves as a Director and Chief Executive Officer of Brook Partners, Inc., a diversified real estate company based in Dallas, which he founded in 1994. Mr. Sughrue received a Bachelor of Arts in Economics from Harvard College in 1982 and a Masters of Business Administration from the Amos Tuck School of Business at Dartmouth College in 1988. Mr. Sughrue’s significant business experience and community involvement qualifies him to serve on our Board.
Agreements Pursuant to which Certain Directors were Selected and Nominated
Pursuant to an agreement (the “Director Nomination Agreement”) between SunTx Veritex Holdings, L.P. ("SunTx") and us, SunTx was entitled to nominate one representative to serve on our Board and the Board of Directors of the Bank for so long as SunTx and/or its Affiliates (as defined in the Director Nomination Agreement) held at least 4.9% of our outstanding common stock. Based on information provided to us by SunTx, SunTx and/or its Affiliates no longer own at least 4.9% of our outstanding common stock. As such, SunTx is no longer entitled to nominate a representative to our Board and the Board of Directors of the Bank. However, our Board has nominated Mr. Fleming, a founder and Managing Partner of SunTX’s affiliate, SunTx Capital Partners, for election to our Board because of his significant financial expertise and leadership of SunTx Capital Partners and business experience with a publicly traded company.
Shareholder Approval
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of each of the nominees for director. The ten (10) director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, the Board has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018. Grant Thornton LLP has served as the Company’s independent auditors since 2014. We have been advised by Grant Thornton LLP that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than independent auditors. The Board is seeking ratification of the appointment of Grant Thornton LLP for the 2018 fiscal year. Shareholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2018 fiscal year is not required by the Company’s bylaws, state law or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Grant Thornton LLP for future services.
The ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.
        THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
RATIFY THE APPOINTMENT OF GRANT THORNTON LLP
AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

BOARD AND COMMITTEE MATTERS
Board Meetings
Our Board met twelve times during the 2017 fiscal year (including regularly scheduled and special meetings). During fiscal year 2017, each director participated in at least 75% or more of the total number of meetings of the Board (held during the period for which he or she was a director) and each director, with the exception of April Box, participated in at least 75% or more of the aggregate of the total number of meetings of all committees of the Board on which he or she served (during the period that he or she served). It is our recommendation that each director standing for election at the Annual Meeting attend the Annual Meeting in person. Nine (9) of our directors attended the 2017 annual meeting of shareholders. We anticipate all of our nominees for election will attend the upcoming Annual Meeting.
Director Independence
Under Nasdaq Stock Market (“Nasdaq”) rule 5605(b)(1), a majority of the members of our Board of Directors are required to be independent. The rules of the Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our Board has evaluated the independence of each director and nominee based upon these rules. Applying these standards, our Board has affirmatively determined that, with the exception of Messrs. Holland and Murphy, each of our current directors and nominees qualifies as an independent director under applicable rules. In making these determinations, our Board considered the current and prior relationships that each director and nominee has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each director and nominee, and the transactions described under the heading “Certain Relationships and Related Person Transactions” in this proxy statement.
Board Leadership Structure
C. Malcolm Holland, III currently serves as our Chairman of the Board and Chief Executive Officer. Mr. Holland’s primary duties are to lead our Board in establishing our overall vision and strategic plan and to lead our management in carrying out that plan.
Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner. The Board does not have a lead independent director.
Risk Management and Oversight
Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee assists the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk taking by the Company. Our Corporate Governance and Nominating Committee monitors the risks associated with the independence of our Board. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Board Committees
Our Board has established standing committees at the Company level in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.
In the future, our Board may establish such additional committees as it deems appropriate, in accordance with applicable law and regulations and the Company’s certificate of formation and bylaws.
Audit Committee
The current members of our Audit Committee are Pat S. Bolin, Blake Bozman, Michael A. Kowalski and Gregory B. Morrison, with Mr. Kowalski serving as chair. Mr. Kowalski has decided not to stand for re-election but will continue to serve as a director until his respective term ends at the conclusion of the Annual Meeting. Ned N. Fleming, III, if elected, will serve as Mr. Kowalski’s successor as Audit Committee member and chair following the Annual Meeting. Our Board has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an “independent director” under applicable Nasdaq rules, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Kowalski and Mr. Fleming have the requisite financial sophistication due to their experience and background and thus qualifies an “audit committee financial expert” as defined by the SEC and as required by Nasdaq rules. The Audit Committee met five times in 2017.
The Audit Committee has responsibility for, among other things:

•	selecting and hiring our independent auditors, pre-approving and overseeing the audit and non-audit services to be performed by the independent auditors;

•	reviewing the qualifications, performance and independence of our independent auditors and approving, in advance, all engagements and fee arrangements;

•	overseeing the annual audit and quarterly reviews of the Company’s financial statements;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;

•
meeting with management, the internal auditors and the independent auditors to review the adequacy and effectiveness of our system of internal control over financial reporting and internal audit procedures;

•	preparing the annual audit committee report and reviewing our earnings releases and reports filed with the SEC;

•	reviewing and approving any related person transactions in accordance with the Related Person Transactions Policy; and

•	handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time.
Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.veritexbank.com under “About Us—Investor Relations—Corporate Governance”.
Independent Auditors
The Audit Committee has appointed Grant Thornton LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2018 fiscal year. Grant Thornton LLP served as our independent auditors for the 2017 fiscal year and reported on the Company’s consolidated financial statements for that year.
Representatives of Grant Thornton LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee has reviewed the following audit and non-audit fees that the Company has paid to Grant Thornton LLP for 2017 and 2016 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Grant Thornton’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Grant Thornton LLP before the services are performed, including all of the services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” in the footnotes to the table below. The Audit Committee has pre-approved all of the services provided by Grant Thornton LLP in accordance with the policies and procedures described below.

	2017	2016
Audit fees(1)	$823,136	$528,620
Audit-related fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total fees	$823,136	$528,620
________________________

(1)
Audit Fees.  Audit fees reflect the aggregate fees billed for services related to the reviews of our quarterly reports filed on Form 10-Q (for such periods for which we filed such quarterly reports), the audit of the consolidated financial statements of the Company and the preparation of financial statements in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards, audit of internal controls to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Act, registration statements, and other SEC filings.

Audit Committee Pre-Approval Policy
The Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related and non-audit services to be performed by the Company’s independent auditors. The Audit Committee will approve the engagement of auditors for a term of 12 months, unless the Audit Committee considers a different period and specifically states otherwise. The Audit Committee annually reviews and pre-approves the services, and the associated cost levels or budgeted amounts that may be provided by its independent auditor without obtaining specific pre-approval from the Audit Committee.
The Audit Committee may delegate pre-approval authority to one or more of its members. All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Audit Committee Chairman in order to determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.
Report of the Audit Committee
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles (“GAAP”). In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and accounting estimates, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with Grant Thornton LLP their audit of the Company’s 2017 financial statements, including the Company’s internal control over financial reporting. During 2017, the Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with Grant Thornton LLP the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, adopted by the PCAOB and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with Grant Thornton LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.
Based on its review and discussions noted above, the Audit Committee recommended to the Company’s Board that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted,
AUDIT COMMITTEE of the Board of Directors
Michael A. Kowalski, Audit Committee Chairman
Pat S. Bolin, Audit Committee Member
Blake Bozman, Audit Committee Member
Gregory B. Morrsion, Audit Committee Member

Compensation Committee
The current members of our Compensation Committee are Pat S. Bolin, Blake Bozman and Mark C. Griege, with Mr. Griege serving as chair. Our Board has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an “independent director” under the applicable rules and regulations of the SEC and Nasdaq. The Compensation Committee met five times in 2017.
The Compensation Committee has responsibility for, among other things:

•
reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

•	evaluating annually the performance of the CEO and the other executive officers;

•	determining the annual compensation of the CEO and the other executive officers;

•	overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board relating to these matters;

•	evaluating annually the appropriate level of compensation for Board and Board committee service;

•	preparing the Compensation Committee report required by SEC rules to be included in our annual report; and

•	handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.veritexbank.com under “About Us—Investor Relations—Corporate Governance”.
During 2017, the Compensation Committee engaged EY Human Capital Services (“EY”) as an independent compensation consultant. Pursuant to the engagement, EY provided the Compensation Committee with information regarding marketplace compensation trends and assisted the Compensation Committee with the identification and approval of an appropriate peer group against which to benchmark the Company’s compensation practices. EY did not provide any services to the Company and was not paid for services to the Company other than for those related to work for the Compensation Committee during 2017. The Compensation Committee has assessed the independence of EY pursuant to the rules of the SEC and concluded that EY’s work for the Compensation Committee did not raise any conflicts of interest.
Compensation Committee Interlocks and Insider Participation
During 2017, Pat Bolin, Blake Bozman and Mark C. Grieg served as members of the Compensation Committee. No such individual is, or was during 2017, an officer or employee of the Company or any of its subsidiaries, nor was any such member formerly an officer of the Company or any of its subsidiaries. William C. Murphy, our Vice Chairman and an executive officer, serves on the board of directors of Eagle Oil & Gas Co., a private independent oil and gas company based in Dallas, Texas. Pat S. Bolin, who is a director and member of our Compensation Committee, serves as the Executive Chairman of Eagle Oil & Gas Co.

Corporate Governance and Nominating Committee
The current members of our Corporate Governance and Nominating Committee are April Box, Ned N. Fleming, III and John T. Sughrue, with Mr. Sughrue serving as chair. The Board has evaluated the independence of each of the members of the Corporate Governance and Nominating Committee and has affirmatively determined that each of the members meets the definition of an “independent director” under the applicable rules and regulations of the SEC and Nasdaq. The Corporate Governance and Nominating Committee met four times in 2017.
The Corporate Governance and Nominating Committee has responsibility for, among other things:

•	recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on our Board;

•	recommending Board members for committee membership;

•	developing, reviewing and monitoring compliance with our Corporate Governance Guidelines;

•	establishing and exercising oversight of the evaluation of the Board and management; and

•	handling such other matters that are specifically delegated to the Corporate Governance and Nominating Committee by the Board from time to time.
Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.veritexbank.com under “About Us—Investor Relations—Corporate Governance.”
Nomination of Directors
Our Corporate Governance and Nominating Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board members, as well as the composition and size of the Board as a whole. In selecting or recommending candidates believed to be qualified to become board members, the Corporate Governance and Nominating Committee takes into consideration the criteria approved by the Board and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
The Corporate Governance and Nominating Committee evaluates potential nominees for our Board to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and makes a recommendation to the full Board in order for the Board to determine each director’s independence in accordance with Nasdaq rules. Although we do not have a separate diversity policy, the committee considers the diversity of the directors and nominees in terms of knowledge, experience, skills, expertise and other demographics that may contribute to the overall diversity of our Board. Other than as described in the foregoing, there are no stated minimum criteria for director nominees.
For purposes of identifying nominees for the Board, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank's local communities. Our Corporate Governance and Nominating Committee will also consider shareholder recommendations for nominees, provided that the nomination includes a complete description of the nominee’s qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to serve as a Board member if elected. Such nominations should be addressed to the Chairman of the Corporate Governance and Nominating Committee of Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225.
The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder.

Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer, principal financial officer, principal accounting officer or controller. The Code of Business Conduct and Ethics is available on our website at www.veritexbank.com under “About Us—Investor Relations—Corporate Governance.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the Board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our stockholders. The Corporate Governance Guidelines are available on our website at www.veritexbank.com under “About Us—Investor Relations—Corporate Governance.”

Hedging and Pledging Policy
We have adopted a policy on insider trading which prohibits trading in publicly traded options, short sales, margin accounts and pledging, hedging transactions, and other short-term trading strategies.

CURRENT EXECUTIVE OFFICERS
The following table sets forth the name, age and position with the Company of each of our executive officers. The business address for all of these individuals is 8214 Westchester Drive, Suite 400, Dallas, Texas 75225.

Name	Age	Position
C. Malcom Holland, III	58	Chairman of the Board and Chief Executive Officer
William C. Murphy	68	Vice Chairman of the Board
Noreen E. Skelly	53	Executive Vice President and Chief Financial Officer
LaVonda Renfro	57	Executive Vice President and Chief Administrative Officer
Angela Harper	49	Executive Vice President and Chief Risk Officer
Jeff Kesler	40	Executive Vice President and Chief Lending Officer
Clay Riebe	57	Executive Vice President and Chief Credit Officer
Michael Bryan	60	Executive Vice President and Chief Information Officer
The following is a brief discussion of the business and banking background and experience of our executive officers. All of our executive officers are appointed by the Board and serve at the discretion of the Board.
C. Malcolm Holland, III.    Refer to “Proposal 1. Election of Directors—Nominees for Election” above.
William C. Murphy.    Refer to “Proposal 1. Election of Directors—Nominees for Election” above.
Noreen E. Skelly.    Noreen E. Skelly has served as our Executive Vice President and the Chief Financial Officer of our Company and the Bank since June 2012. Ms. Skelly is responsible for the Finance, Accounting and Treasury functions of the Bank. From 2009 to March 2012, Ms. Skelly was the Chief Financial Officer of Highlands Bancshares, Inc., and from 2007 to 2009, she served as Senior Vice President and Retail Bank Division Finance Officer of Comerica Bank. From 1996 to 2007, Ms. Skelly served in various capacities for ABN AMRO/LaSalle Bank eventually serving as Senior Vice President and Chief Financial Officer of the Retail Line of Business. Ms. Skelly began her professional career at the Federal Reserve Bank of Chicago in 1987 and was promoted in 1996 to serve as an accounting policy analyst for the Board of Governors of the Federal Reserve System in Washington D.C. Ms. Skelly received a Bachelor of Business Administration in finance from the University of Texas at Austin in 1987 and a Masters of Business Administration from the University of Chicago Booth School of Business in 1993.
LaVonda Renfro.    LaVonda Renfro has served as our Executive Vice President and Chief Administrative Officer of the Bank since 2010. Ms. Renfro is responsible for the overall administration and coordination of the activities of the Bank’s branches, including operations, sales and marketing, deposit operations, merchant services, private banking, business banking and treasury management. From 2005 to 2010, Ms. Renfro served as the Retail Executive of Colonial Bank/BB&T. From 1994 to 2005, Ms. Renfro was Senior Vice President, District Manager for Bank of America’s Austin and San Antonio Markets.
Angela Harper.    Angela Harper has served as our Executive Vice President and Chief Risk Officer of the Bank since 2009. Ms. Harper oversees the loan operations, compliance and Bank Secrecy Act departments. From 2002 to 2009, Ms. Harper served in various capacities at Colonial Bank including Senior Vice President, Credit Administration Officer and Risk Management Officer for the Texas region. Ms. Harper began her career in banking as an OCC Bank Examiner from 1991 to 1995 working in the Dallas Duty Station. Ms. Harper received a Bachelor of Business Administration in Finance in 1989 and a Masters of Business Administration from Texas Tech University in 1990 and is a Certified Regulatory Compliance Manager (CRCM).
Jeff Kesler.    Jeff Kesler has served as our Executive Vice President and Chief Lending Officer of the Bank since May 2014. Mr. Kesler is responsible for the Bank’s lending function including providing leadership to market managers and lending lines of business. From May 2013 to May 2014, Mr. Kesler served as the Director of Loan Originations for United Development, a real estate investment trust. From 2009 to 2013, Mr. Kesler served as a Market President of Veritex Community Bank’s North Dallas region. Mr. Kesler began his career in 2000 at Colonial Bank where he served in various capacities, eventually becoming an area president for the Dallas and Austin markets. Mr. Kesler received a Bachelor of Business Administration from Fort Hays State University in 2000.

Clay Riebe. Clay Riebe has served as our Executive Vice President and Chief Credit Officer of the Bank since March 2016. Mr. Riebe is responsible for the Bank’s credit quality, credit underwriting, and administration functions. From 2009 to 2015 he served in various capacities for American Momentum Bank including Chief Lending Officer and member of the American Momentum Bank Board of the Directors. From 2005 to 2009 Mr. Riebe served in various lending functions at Citibank. He began his career in small community banks in Texas, including First American Bank Texas where he served in various lending functions. Mr. Riebe received a Bachelor of Business Management from Texas Tech University in 1983.
Michael Bryan. Michael Bryan has served as our Executive Vice President and Chief Information Officer of the Bank since October 2017. Mr. Bryan oversees the information technology department. From 2010 to 2017, Mr. Bryan served as Executive Vice President and Chief Information Officer at BNC Bank. From 2007 to 2010, Mr. Bryan served as Bank Technology/Operations Practice Principal at DD&F Consulting Group. From 2004 to 2006, Mr. Bryan served as Global Account Manager at Fujitsu. From 2001 to 2004, Mr. Bryan served as Principal Consultant at Hewlett Packard Enterprise. From 1980 to 2003, Mr. Bryan served as Chief Executive Officer/Owner of BancPro Systems, Inc.

EXECUTIVE COMPENSATION AND OTHER MATTERS
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Our “named executive officers” for 2017, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	C. Malcolm Holland, III, our Chairman of the Board and Chief Executive Officer;

•	William C. Murphy, our Vice Chairman of the Board; and

•	Jeff Kesler, our Executive Vice President and Chief Lending Officer.
Summary Compensation Table
The following table sets forth information regarding the compensation paid to each of our named executive officers for the fiscal years ended December 31, 2017 and 2016. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where each of the following serves in the same capacity.

Name and Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total
C. Malcolm Holland, III, Chairman of the Board and Chief Executive Officer	2017	$375,000	$275,000	$82,549	$93,750	$64,499	$890,798
	2016	325,000	172,919	71,571	81,250	29,878	680,618
William C. Murphy, Vice Chairman of the Board	2017	275,000	100,000	—	—	30,469	405,469
	2016	275,000	128,027	42,402	48,125	24,954	518,508
Jeff Kesler, Executive Vice President and Chief Lending Officer	2017	280,000	150,000	43,164	49,000	109,393	631,557
	2016	250,000	116,388	33,034	37,500	10,654	447,576
________________________
(1) The amounts shown in this column represent salaries earned and paid during the fiscal year shown.
(2) The amounts of bonuses for each year shown were cash bonuses earned for that year, but that were paid in the following fiscal year.
(3) The amounts shown in this column represent restricted stock units, which were valued in accordance with ASC 718—Compensation—Stock Compensation.
(4) The option awards were valued on the grant date using the Black-Scholes option-pricing model.
(5) The amounts shown in this column for the fiscal years ended December 31, 2017 and 2016 include (i) club dues of $54,469 and $27,071, respectively, for Mr. Holland, $28,339 and $24,647, respectively, for Mr. Murphy, and $101,863 and $10,347, respectively, for Mr. Kesler, (ii) for each year, $2,130 in premiums for bank-owned life insurance policies with a death benefit of $100,000 payable to the designated beneficiary of the named executive officer, (iii) for 2017, $5,400 in employee stock ownership plan Company contributions for Mr. Holland and Mr. Kesler and (iv) for each year, $2,500 in premiums for a life insurance policy we maintain that provides a death benefit payable to Mr. Holland’s spouse.
Narrative Discussion of Summary Compensation Table
General.    We compensate our named executive officers through a mix of base salary, cash incentive bonuses, long-term incentive compensation and other benefits, which include, to a certain extent, perquisites. We originally established our executive compensation philosophy and practices to fit our status as a privately held corporation and adapted our philosophy and practices following our initial public offering. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.
The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the Company’s named executive officers. Our

Chairman and Chief Executive Officer annually reviews the performance of each of the Company’s and its subsidiaries’ executive officers (other than himself). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and bonuses, were presented to the Compensation Committee. The Compensation Committee evaluates the Chairman and Chief Executive Officer’s performance in light of the Company's goals and objectives relevant to his compensation and, either as a committee or together with the other independent directors of the Company, determines and approves the Chairman and Chief Executive Officer’s compensation level. The Chairman and Chief Executive Officer is not involved with any aspect of determining his own pay.
Base Salary.    The base salaries of our named executive officers have been historically reviewed and set annually by the Board or the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources, including a peer bank salary study prepared by our independent compensation consultant, EY. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•
our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.
Cash Bonuses.    We typically pay an annual cash incentive award to our named executive officers. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. The Compensation Committee, within its sole discretion, determines whether such bonuses will be paid for any year and the amount of any bonus paid. During 2017 and 2016, the Compensation Committee utilized a formulaic approach to incentivize achievement of specific performance measures in determining the amount of bonuses paid. Bonuses are funded based on the achievement of these performance measures relative to minimum and maximum targeted performance. The Compensation Committee leverages peer bank market data to establish the minimum and maximum funding amounts. Additionally, in determining whether to pay cash bonuses to a named executive officer for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, teamwork and community service.
Restricted Stock Units and Option Awards.    We grant equity awards including restricted stock units and stock options to each of our named executive officers in order to motivate, retain and align executive compensation with the long-term objectives of the organization. The Compensation Committee considers market practices, external competitiveness, shareholder interests and advice from independent compensation consultants in establishing the amount of equity awards granted. The option awards are time-based with a three-year vesting period. Restricted stock units require conditions to be met in determining the number of awards that may vest over a three-year period. See “—Awards to Named Executive Officers” below for information regarding the restricted stock units.
Benefits and Perquisites.    Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with a 401(k) plan to assist participants in planning for retirement and securing appropriate levels of income during retirement.
Insurance Premiums.    We invest in bank owned life insurance due to its attractive nontaxable return and protection against the loss of its key employees. Amounts included in the Summary Compensation Table represent premiums paid by us on behalf of the named executive officer.
Employment Agreements with Named Executive Officers
None of our named executive officers has a formal employment agreement. Previously, we and the Bank had entered into an employment agreement with Mr. Murphy providing that he would serve as vice chairman of both our

Board and the Board of Directors of the Bank, for a term commencing on March 23, 2011 and ending on March 31, 2015. Under the employment agreement, Mr. Murphy was entitled to an annual base salary of $185,000 with merit increases, bonus and other incentives, if any, in accordance with the Bank’s salary administration program based upon performance, as well as to certain other employment related benefits.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding unvested stock awards held by the named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
						Number of Shares of Stock that Have Not Vested		Market Value of Shares of Stock that Have Not Vested
	Number of Securities Underlying Unexercised Options

				Option Exercise Price	Option Expiration Date
Name	Exercisable(1)	Unexercisable
C. Malcolm Holland, III	125,000	—		$10.00	1/1/2021	—		$—
	8,518	4,259	(2)	14.17	1/1/2025	—		—
	4,126	8,253	(3)	16.21	1/1/2026	—		—
	—	9,375	(4)	26.71	1/1/2027	12,012	(5)	331,411
	—	—		—	—	2,461	(6)	67,899
	—	—		—	—	5,012	(7)	138,281
	—	—		—	—	5,265	(8)	145,261
William C. Murphy	3,587	1,794	(9)	14.17	1/1/2025	—		—
	2,444	4,888	(10)	16.21	1/1/2026	2,254	(5)	62,188
	—	—		—	—	1,037	(6)	28,611
	—	—		—	—	2,969	(7)	81,915
Jeff Kesler	6,000	4,000	(11)	12.90	6/1/2024	—		—
	3,587	1,794	(12)	14.17	1/1/2025	—		—
	1,904	3,809	(13)	16.21	1/1/2026	—		—
	—	4,900	(14)	26.71	1/1/2027	15,000	(15)	413,850
	—	—		—	—	515	(5)	14,209
	—	—		—	—	1,037	(6)	28,611
	—	—		—	—	2,313	(7)	63,816
	—	—		—	—	2,753	(8)	75,955
________________________

(1)	The time-based options shown in this column are fully vested and presently exercisable as of December 31, 2017.

(2)
Time-based options granted on January 1, 2015. Options to purchase 12,777 shares of our common stock at an exercise price of $14.17. The options vest in three equal annual installments beginning January 1, 2016.

(3)
Time-based options granted on January 1, 2016. Options to purchase 12,379 shares of our common stock at an exercise price of $16.21. The options vest in three equal annual installments beginning January 1, 2017.

(4)
Time-based options granted on January 1, 2017. Options to purchase 9,375 shares of our common stock at an exercise price of $26.71. The options vest in three equal annual installments beginning January 1, 2018.

(5)
Represents restricted stock units granted received in exchange for cancellation of performance based options on October 9, 2016. Specifically, Mr. Holland received 30,030 restricted stock units for cancellation of 170,000 performance-based options with a weighted average exercise price of $10.00; Mr. Murphy received 5,636 restricted stock units for cancellation of 35,000 performance-based options with a weighted average exercise price of $10.85; and Mr. Kesler received 1,287 restricted stock units for cancellation of 10,000 performance-based options with a weighted average exercise price of $12.90. Restrictions on restricted stock units lapse in equal installments over a five-year period beginning October 9, 2015.

(6)
Restricted stock units granted on January 1, 2015. The number of shares eligible for vesting was based on the Company’s total shareholder return to a market index calculated at December 31, 2015 and vest in three equal annual installments beginning January 1, 2016.

(7)
Restricted stock units granted on January 1, 2016. The number of shares eligible for vesting was based on the Company’s total shareholder return to a market index calculated at December 31, 2016 and vest in three equal annual installments beginning January 1, 2017.

(8)
Restricted stock units granted on January 1, 2017. The number of shares eligible for vesting was based on the Company’s total shareholder return to a market index calculated at December 31, 2017 and vest in three equal annual installments beginning January 1, 2018.

(9)	Time-based options granted on January 1, 2015. Options to purchase 5,381 shares of our common stock at an exercise price of $14.17 vest in three equal annual installments beginning January 1, 2016.

(10)	Time-based options granted on January 1, 2016. Options to purchase 7,332 shares of our common stock at an exercise price of $16.21 vest in three equal annual installments beginning January 1, 2017.

(11)
Time-based options granted on June 1, 2015. Options to purchase 10,000 shares of our common stock at an exercise price of $12.90 The options vest in five equal annual installments beginning June 1, 2016.

(12)	Time-based options granted January 1, 2015. Options to purchase 5,381 shares of our common stock at an exercise price of $14.17 vest in three equal annual installments beginning January 1, 2016.

(13)
Time-based options granted January 1, 2016. Options to purchase 5,713 shares of our common stock at an exercise price of $16.21. The options vest in three equal annual installments beginning January 1, 2017.

(14)
Time-based options granted January 1, 2017. Options to purchase 4,900 shares of our common stock at an exercise price of $26.71. The options vest in three equal annual installments beginning January 1, 2018.

(15)	Restricted stock units fully vest of June 1, 2018.

2010 Equity Incentive Plan
In 2010, we adopted the Veritex Holdings, Inc. 2010 Stock Option and Equity Incentive Plan, or the 2010 Equity Incentive Plan, to provide incentive compensation opportunities that are competitive with those of similar companies in order to attract, retain and motivate eligible participants by providing for both the direct award or sale of shares and for the grant of options to purchase shares of our common stock. The maximum number of shares of our common stock that may be issued pursuant to grants or options under the 2010 Equity Incentive Plan is 1,000,000. The Board authorized the 2010 Equity Incentive Plan to provide for the award of up to 100,000 shares of direct stock awards in the form of restricted shares and up to 900,000 shares of stock options, of which 500,000 shares are performance-based stock options. Following the completion of our initial public offering in October 2014, no further options or restricted shares have been or will be granted under the 2010 Equity Incentive Plan.
2014 Omnibus Incentive Plan
In September 2014 our Board adopted and our shareholders approved 2014 Omnibus Incentive Plan for Veritex Holdings, Inc., or the 2014 Omnibus Plan. The purpose of the 2014 Omnibus Plan is to align the long-term financial interests of our employees, directors, consultants and other service providers with those of our shareholders, to attract and retain those employees, directors, consultants and other service providers by providing compensation opportunities that are competitive with other companies and to provide incentives to those individuals who contribute significantly to our long- term performance and growth. To accomplish these goals, the 2014 Omnibus Plan permits the issuance of stock options, share appreciation rights, restricted shares, restricted share units, deferred shares, unrestricted shares and cash-based awards. The maximum number of shares of our common stock that may be issued pursuant to grants or options under the 2014 Omnibus Plan is 1,000,000.
Awards to Named Executive Officers
We have granted time-based options to each of our named executive officers. The time-based options vest in three equal annual installments on each of the first three anniversaries of the grant date.
We have also granted restricted stock units to each of our named executive officers. The restricted stock units eligible for vesting depends on the Company’s total shareholder return relative to the SNL Microcap US Bank Index. The restricted stock units eligible for vesting is determined on the last day of the calendar year and vest in three equal installments on each of the first three anniversaries of the grant date.
In addition to the terms described above, the stock grant and stock option agreements provide for the number of shares granted, the price per share, the initial vesting date, the vesting schedule, and the expiration date of the grant.
Potential Payments upon Termination or Change in Control
Other than a Company severance plan under which all of our employees are eligible to receive benefits and certain grants under our equity incentive plans that provide for accelerated vesting upon a change of control or the death, disability or termination of the grantee, we do not have any agreement with, or obligations to, any of our named executive officers or other executive officers to make any payments, accelerate any equity awards or provide any other consideration to any such officer in connection with any change in control of the Company or the Bank or such an officer’s severance from employment with the Company or the Bank.
Director Compensation
During 2017, each of our non-employee directors received a cash retainer of $18,000 for his or her service as a director. In addition, the chairman of the Audit Committee and the chairman of the Compensation Committee each received an additional cash retainer of $10,000 and $7,500, respectively for their service in those roles. The chairman of the Corporate Governance and Nominating Committee received an additional cash retainer of $5,000 for his service in that role. Each director serving on any Board committee received an additional cash retainer of $2,500 for his or her service. We reimburse our directors for reasonable out-of-pocket expenses they incur in connection with their service as directors, including travel costs to attend the meetings of the Board and committees. Any director who was also a named executive officer did not receive fees or other compensation for their service as a director of the Company.
The following table sets forth the compensation paid to each director who served on our Board during 2017, other than Messrs. Holland and Murphy, whose compensation is described in the “Summary Compensation Table” above. The table also includes compensation earned by each director that is attributable to his or her service as a director of the Bank.

Name	Fees Earned or Paid in Cash	Stock Awards		Total
Pat S. Bolin	$26,750	$41,895	(1)	$68,645
April Box	23,000	41,895	(1)	64,895
Blake Bozman	26,750	41,895	(1)	68,645
T.J. (“Skip”) Falgout	7,500	16,731	(3)	24,231
Ned N. Fleming, III	20,500	23,013	(2)	43,513
Mark Griege	28,000	41,895	(1)	69,895
Gordon Huddleston	23,000	41,895	(1)	64,895
Michael Kowalski	30,500	41,895	(1)	72,395
Thomas J. Mastor	7,500	16,731	(3)	24,231
Gregory Morrison	24,250	41,895	(1)	66,145
John Sughrue	25,500	41,895	(1)	67,395
________________________

(1)	Represents 1,500 restricted stock units awarded on March 21, 2017. The restricted stock units were valued at market price of the stock as of the date of the award.

(2)	Represents 875 restricted stock units awarded on June 20, 2017. The restricted stock units were valued at market price of the stock as of the date of the award.

(3)	Represents 625 restricted stock units awarded on August 1, 2017. The restricted stock units were valued at market price of the stock as the date of the award.

All non-employee directors have been and will continue to be reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees thereof. Directors are also entitled to the protection provided by the indemnification provisions in the Company’s certificate of formation and bylaws, as well as the articles of association and bylaws of the Bank.
Compensation Policies and Practices and Risk Management
We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2017. As described further below, we do not have any equity plans that have not been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3)(excluding column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	864,289	$16.75	328,501
Equity compensation plans not approved by shareholders	—	—	—
Total	864,289	$16.75	328,501
________________________

(1)
Includes 24,250 shares underlying restricted stock units issued and outstanding under the 2010 Equity Incentive Plan and 204,316 shares underlying restricted stock units issued and outstanding under the 2014 Omnibus Plan.

(2)
The weighted average exercise price is calculated based on 635,723 stock options outstanding at December 31, 2017 and excludes 228,566 restricted stock units outstanding as of December 31, 2017, which do not have an exercise price.

(3)
The remaining number of securities available for future issuance under equity compensation plans includes only the 2014 Omnibus Plan. The 2010 Equity Incentive Plan will not be used to grant future equity awards of any type.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
General
Some of our officers, directors and principal shareholders and their affiliates are customers of the Bank. Such officers, directors and principal shareholders and their affiliates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.
In addition to the above-described relationships and the director and executive officer compensation arrangements discussed above under “Executive Compensation and Other Matters,” the following is a description of transactions since January 1, 2017, including currently proposed transactions to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5.0% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.
Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement with SunTx and William C. Murphy and certain affiliates of Mr. Murphy (collectively, the “WCM Parties”). Under this agreement, each of these holders may require us to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), including on Form S-3 to the extent such form is available to us, to register the sale of shares of our common stock, subject to certain limitations. These holders may each request a total of two such registrations and only one during any six-month period. In addition, if we propose to register securities under the Securities Act, then the holders who are party to the agreement will have “piggy-back” rights to request that we register their shares of our common stock, subject to certain limitations including quantity limitations determined by underwriters if the offering involves an underwriting. There is no limit to the number of these “piggy-back” registrations in which these holders may request their shares be included. We will bear the registration expenses incurred in connection with these registrations, other than underwriting discounts and commissions, except that the holders will bear the registration expenses incurred in connection with registrations requested and filed prior to the first anniversary of the date of our initial public offering. We have agreed to indemnify these holders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement.
On November 10, 2015, at the request of SunTx, we filed a registration statement on Form S-3, which became effective on November 25, 2015, registering the sale of all 1,572,370 shares of our common stock owned by SunTx. On December 14, 2016, each of the WCM Parties waived all “piggy-back” rights it had under the registration rights agreement with respect to our registered public offering of common stock on December 20, 2016.
On December 19, 2017, at the request of the WCM Parties, we filed a registration statement on Form S-3, which became effective on December 26, 2017, registering the sale of all 97,259 shares of our common stock owned by Mr. Murphy and certain affiliates controlled by him.
Review and Approval of Transactions with Related Persons
Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
In addition, we have adopted a written Related Person Transactions Policy which provides that any related person transaction is generally prohibited unless the Audit Committee determines that such transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts of interest.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND
PRINCIPAL SHAREHOLDERS OF THE COMPANY
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 26, 2018, by (1) current directors, director nominees, and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Beneficially Owned(3)
Directors, Nominees and Named Executive Officers:
C. Malcolm Holland, III (4)	252,157	1.0%
William C. Murphy (5)	159,810	*
Jeff Kesler (6)	42,904	*
Pat S. Bolin (7)	103,561	*
April Box(8)	2,000	*
Blake Bozman(9)	116,302	*
T.J. (“Skip”) Falgout(10)	49,105	*
Ned N. Fleming, III(11)	1,375	*
Mark Griege(12)	42,084	*
Gordon Huddleston(13)	6,560	*
Michael Kowalski(14)	29,560	*
Thomas J. Mastor(15)	140,555	*
Gregory Morrison(16)	2,000	*
John Sughrue(17)	48,121	*

All Directors and Executive Officers as a Group (19 persons)	1,124,179	4.7%

Principal Shareholders:
5% Security Holders:
FJ Capital Management LLC as a group (18)	2,149,700	8.9%
________________________

*	Indicates ownership that does not exceed 1%.

(1)
Except as otherwise indicated, the address for each of the following is 8214 Westchester Drive, Suite 400, Dallas, Texas 75225. The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the common stock is provided in footnote (18).

(2)
Beneficial ownership does not include certain officers’ restricted shares rights granted pursuant to our 2010 Equity Incentive Plan and 2014 Omnibus Plan which will not vest within 60 days of the record date.

(3)
Based upon a total of 24,147,533 shares of our common stock outstanding as of March 26, 2018. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options and warrants to acquire shares of our common stock held by such person that are currently exercisable. The ownership percentage of all executive officers and directors, as a group, assumes that all 19 persons, but no other persons, exercise all options and warrants to acquire shares of our common stock held by such persons that are currently exercisable or exercisable within 60 days.

(4)
Includes (i) 89,752 shares held in Mr. Holland’s name, (ii) 10,000 shares held by Pershing LLC IRA for his benefit, (iii) 3,250 shares held by The Holland III FLP, and (iv) stock options to purchase 149,155 shares of Veritex common stock.

(5)
Includes (i) 37,282 shares held in Mr. Murphy’s name, (ii) 97,259 shares held by William C. Murphy Pension & Profit Sharing Plan & Trust, and (iii) stock options to purchase 25,269 shares of Veritex common stock.

(6)	Includes (i) 16,081 shares held in Mr. Kesler’s name, (ii) 10,000 held by Charles Schwab IRA for his benefit, and (iii) stock options to purchase 16,823 shares of Veritex common stock.

(7)
Includes (i) 4,084 shares held in Mr. Bolin’s name, (ii) 18,249 shares held by the DHB Family Partnership, LP, which is controlled by Mr. Bolin, (iii) 18,250 shares held by the PSB Family Trust II, of which Mr. Bolin’s wife is the trustee, (iv) 33,308 shares held by Anasazi Capital, LP, which is controlled by Mr. Bolin, (v) 16,670 shares held by Bolin Investments, LP, which is controlled by Mr. Bolin, (vi) 500 restricted stock units that will vest within 60 days of the record date, (vii) options to purchase 2,500 shares, and (viii) a warrant to purchase 10,000 shares of Veritex common stock presently exercisable, issued to Red Star Yield Holdings, Inc., an entity controlled by Mr. Bolin.

(8)	Includes (i) 1,500 shares held in Mrs. Box’s name, and (ii) 500 restricted stock units that will vest within 60 days of the record date.

(9)
Includes (i) 85,997 shares held in Mr. Bozman’s name, (ii) 27,305 shares held by Bozman DFS Partnership, (iii) 500 restricted stock units that will vest within 60 days of the record date, and (iv) options to purchase 2,500 shares of Veritex common stock.

(10)	Includes (i) 48,605 shares held in Mr. Falgout’s name, and (ii) 500 restricted stock unites that will vest within 60 days of the record date.

(11)
Includes (i) 875 shares held by Ned N. Fleming, III together with certain entities of SunTx Veritex Holdings, LP, a Delaware limited partnership (the "Fund"), as described herein. Mr. Fleming serves as director of SunTx Capital II Management Corp. (the "Fund GP Corp"), which acts as the general partner of SunTx Capital Partners II GP, LP (the "Fund GP"), the general partner of the Fund, and which serves as the investment manager to the Fund. As a result of this relationship, Mr. Fleming serves on the Company's Board as a representative of the Fund and received restricted stock units in such capacity. Pursuant to the offering documents of the Fund, the Fund is entitled to an indirect pecuniary interest in these shares. Solely as a result of his ownership interest in the Fund, including through the Fund GP Corp, Mr. Fleming may be deemed to have an indirect pecuniary interest in these 875 shares (i.e. no direct pecuniary interest). Mr. Fleming has the sole right to vote and dispose of these shares held by him individually. Mr. Fleming disclaims beneficial ownership of these securities, except to the extent of Mr. Fleming's pecuniary interest in the securities and (ii) 500 restricted stock units that will vest within 60 days of the record date. The business address of each of the entities and Mr. Fleming is 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.

(12)
Includes (i) 3,084 shares held in Mr. Griege’s name, (ii) 36,000 shares held jointly by Mr. Griege and his spouse, (iii) 500 restricted stock units that will vest within 60 days of the record date, and (iv) options to purchase 2,500 shares of Veritex common stock.

(13)
Includes (i) 4,060 shares held individually by Mr. Huddleston, (ii) 500 restricted stock units that will vest within 60 days of the record date, and (iii) options to purchase 2,000 shares of Veritex common stock.

(14)
Includes (i) 17,060 shares held individually by Mr. Kowalski, (ii) 10,000 shares held by Kowalski Living Trust (iii) 500 restricted stock units that will vest within 60 days of the record date, and (iv) options to purchase 2,000 shares of Veritex common stock.

(15)
Includes (i) 119,624 shares held in Mr. Mastor’s name, (ii) 13,118 shares held by Thomas Mastor Investment Trust, (iii) 7,047 shares held by Sterling Trust Company, (iv) 266 shares held by Mastor Hospitality, LP. and (v) 500 restricted stock units that will vest within 60 days of the record date.

(16)	Includes (i) 1,500 shares held in Mr. Morrison’s name, and (ii) 500 restricted stock units that will vest within 60 days of the record date.

(17)
Includes (i) 38,154 shares held individually by Mr. Sughrue, (ii) 6,912 share held by Mr. Sughrue’s wife, (iii) 55 shares held by Mr. Sughrue’s son, (iv) 500 restricted stock units that will vest within 60 days of the record date, and (v) options to purchase 2,500 shares of Veritex common stock.

(18)
Based on a Schedule 13G/A filed with the SEC on February 14, 2018 by or on behalf of each of Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, Bridge Equities III, LLC, Bridge Equities VIII, LLC, Bridge Equities IX, LLC, Bridge Equities X, LLC, Bridge Equities XI, LLC, FJ Capital Management LLC, Martin S. Friedman, SunBridge Manager LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc., reporting as a group. Consists of 2,149.700 shares over which FJ Capital Management, LLC and Mr. Friedman each claim shared voting power, of which 1,284,190 shares are held by Financial Opportunity Fund LLC and 15,970 shares are held by Financial Opportunity Long/Short Fund LLC, of which FJ Capital Management LLC is the managing member, 144,092 shares are held by Bridge Equities III, LLC, 76,405 shares are held by Bridge Equities VIII, LLC, 103,860 shares are held by Bridge Equities IX, LLC, 134,540 shares are held by Bridge Equities X, LLC, and 229,819 shares are held by Bridge Equities XI, LLC, of which FJ Capital Management LLC is the sub-investment advisor, and 160,824 shares are held by a managed account that FJ Capital Management LLC manages. Mr. Friedman is the Managing Member of FJ Capital Management LLC. Consists of 1,460,984 shares over which FJ Capital Management LLC and

Mr. Friedman each claim shared dispositive power, of which 1,284,190 shares are held by Financial Opportunity Fund LLC and 15,970 shares are held by Financial Opportunity Long/Short Fund LLC, of which FJ Capital Management LLC is the managing member, and 160,824 shares are owned by a managed account that FJ Capital Management LLC manages. Mr. Friedman is the Managing Member of FJ Capital Management LLC. The address of Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, FJ Capital Management LLC and Martin S. Friedman is 1313 Dolley Madison Blvd., Suite 306, McLean, Virginia 22101. The address of Bridge Equities III, LLC, Bridge Equities VIII, LLC, Bridge Equities IX, LLC, Bridge Equities X, LLC, Bridge Equities XI, LLC, SunBridge Manager, LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc. is 8171 Maple Lawn Blvd, Suite 375, Fulton, Maryland 20759.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.
Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2017 our officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) other than in the case of Mr. Kowalski, who inadvertently failed to timely file one Form 5 to report one transaction. The transaction involved a gift of the Company’s common stock to the Kowalski Living Trust (constituting 10,000 shares).
DATE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS FOR 2019 ANNUAL MEETING
If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2019 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, no later than December 3, 2018. Any such proposal must comply with the requirements of Rule 14a-8.
Shareholder proposals to be presented at the 2019 annual meeting of shareholders, other than shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2019 annual meeting of shareholders, must be received in writing at the Company’s principal executive offices no later than February 16, 2019 (45 days before the one-year anniversary of the date this proxy statement is mailed to you).
OTHER MATTERS
The Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
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VERITEX HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 14, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1 AND 2, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of Directors

(1) C. Malcolm Holland, III
(2) William C. Murphy
(3) Pat S. Bolin
(4) April Box
(5) Blake Bozman
(6) Ned N. Fleming, III
(7) Mark C. Griege
(8) Gordon Huddleston
(9) Gregory B. Morrison
(10) John T. Sughrue

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND 2.

CONTROL NUMBER

Signature________________________ **Signature, if held jointly**________________________ **Date**__________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2017 Annual Report to Shareholders are available at http://www.veritexbank.com/proxymaterials

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VERITEX HOLDINGS, INC.

The undersigned appoints C. Malcolm Holland, III and William C. Murphy, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Veritex Holdings, Inc. held of record by the undersigned at the close of business on March 26, 2018 at the Annual Meeting of Shareholders of Veritex Holdings, Inc. to be held on May 15, 2018, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)